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                                                                 EXHIBIT 3.6
                             HEDSTORM CORPORATION

                           - A Delaware Corporation -

                                    BY-LAWS


                                   ARTICLE I

                            Meetings of Stockholders

        Section 1.1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors.

        Section 1.2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, the President, any Vice President, or any stockholder owning a majority of the issued and outstanding capital stock entitled to vote of the Corporation, to be held on such date, and at such time and place, within or without the State of Delaware, as whomever has called the meeting shall direct.

        Section 1.3. Notice of Meetings. Written notice, signed by the President, and Vice President, the Secretary or an Assistant Secretary, of every meeting of stockholders, stating the place, date and hour thereof, shall be given either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by law. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to each stockholder at his or her address as it shall appear on the records of the Corporation.

        Section 1.4. Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

        Section 1.5. Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy at a meeting, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting to another place, date or time.


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        When a meeting is adjourned to another place, date or dime, written notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         Section 1.6. Organization. The President, and in his absence any Vice President, and in the absence of all of them a chairman appointed by the stockholders, shall act as chairman of all meetings of stockholders. The Secretary, and in his absence any Assistant Secretary, shall act as secretary at all meetings of stockholders, and, in the absence of both, the chairman of the meeting shall appoint someone present to act as secretary.

        Section 1.7. Voting. Every stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law. Voting need not be by written ballot. Directors shall be chosen by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Election of directors need not be by written ballot. Except as otherwise provided by law, all other matters shall be determined by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

        Section 1.8. Proxies. Any stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing may authorize another person to act for him or her by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, faxing or cabling) by the stockholder himself or herself or by his or her duly authorized attorney, and provided further that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 1.9. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the



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meeting, during ordinary business hours for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 1.10. Inspectors of Election. The Board of Directors may appoint inspectors of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

        Section 1.11. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (i) in the case of a meeting, shall not be more than sixty or less than ten days before the date of such meeting, or (ii) in the case of a written consent, shall not exceed by more than ten days or precede the date upon which the resolution fixing the record date is adopted by the Board, of (iii) in the case of any other action, shall not be more than sixty days prior to such action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed by the Board of Directors.


                                   ARTICLE II

                   Consent of Stockholders In Lieu of Meeting

Any action which might have been taken under these By-Laws by a vote of the stockholders at an annual or special meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at


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which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law. Prompt notice of the corporate action without a meeting shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                               BOARD OF DIRECTORS

        Section 3.1. Number. The number of directors which shall constitute the whole Board of Directors shall be one or more directors, as fixed from time to time by resolution of either the Board of Directors or stockholders being subject to any later resolutions of either of them.

        Section 3.2. Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.3 or Section 3.10. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

        Section 3.3. Vacancies and Additional Directorships. If any vacancy shall occur among the directors for any reason, including death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office or a sole remaining director, though less than a quorum, may fill any such vacancy.

        Section 3.4. Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors.

        (a) Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

        (b) Special Meetings. Special meetings of the Board of Directors may be called by or at the direction of the Chairman, the Vice Chairman, the President, any Vice President, or



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one-third of the directors then in office, except that when the Board of
Directors consists of one director, then the one director may call a special meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him at such place by facsimile, telegram, radio or cable, or telephoned or delivered to him personally, not later than twenty-four hours before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-Laws.

        (c) Waiver of notice. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.

        (d) Participation by Conference Call. Participation in a meeting by any member or members of the Board by means of a conference telephone or similar communications service allowing all persons participating to hear each other at the same time shall constitute presence in person at a meeting.

        Section 3.5. Quorum. At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, a vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

        Section 3.6. Adjournments. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

        Section 3.7. Action of Board Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board.



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        Section 3.8.    Manner of Acting.  A member of the Board of Directors
shall, in the performance of his duties, be fully protected in relying in good faith upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any person as to matters such director reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        Section 3.9. Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer and the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.10. Removal of Directors. At any meeting of the stockholders duly called as provided in these By-Laws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.3.

        Section 3.11. Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV
                            Committees of the Board

        Section 4.1. Designation and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such



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committee shall have the power or authority to (i) amend the certificate of incorporation, except as permitted by law, (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property or assets, (iv) recommend to the stockholders a dissolution of the corporation, or a revocation of a dissolution, or (v) amend the By-Laws. Any such committee, to the extent provided in such resolution, shall have the power and authority to (i) declare a dividend, (ii) authorize the issuance of stock, or (iii) adopt a certificate of ownership and merger.

        Section 4.2. Alternate Members and Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committees (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

        Section 4.3. Term of Office. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-Laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member.

        Section 4.4. Regular and Special Meetings. Each committee shall fix its own rules of procedure, and shall meet where and as and upon such notice as provided by such rules or by resolution of the Board of Directors.

        Participation in a meeting by any member or members of any committee of the Board by conference telephone or similar communications service allowing all persons participating to hear each other at the same time shall constitute presence in person at a meeting.



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        Section 4.5.    Quorum.  At each meeting of any committee the presence
of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum.

        Section 4.6. Adjournments. In the absence of a quorum, and except as provided in Section 4.2 of these By-Laws, a majority of the members of a committee present at the time and place of any meeting of such committee may adjourn the meeting from time to time.

        Section 4.7. Action of Committee Without Meeting. Any action which might have been taken under these By-Laws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

        Section 4.8. Manner of Acting. A member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Each committee shall appoint a secretary, who may be, but does not have to be, the Secretary of the Corporation or an Assistant Secretary thereof. Each committee shall keep regular minutes of its proceedings and all action by the committees of the Board shall be reported to the Board from time to time as the Board directs. Subject to the foregoing and other provisions of these By-Laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

        Section 4.9. Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the board of Directors, the Chairman of the Board of Directors, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any



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such officer, and the acceptance of such resignation shall not be necessary to make it effective.

        Section 4.10. Removal. Any member of any committee may be removed with or without cause at any time by the Board of Directors.

        Section 4.11. Compensation. Committee members may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE V

                                    Officers

        Section 5.1. Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer, a Chairman of the Board if elected by the Board of Directors, one or more Vice Presidents if elected by the Board of Directors, a Vice Chairman of the Board if elected by the Board of Directors, and such other officers as may be appointed in accordance with the provisions of Section 5.3.

        Section 5.2. Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3) shall be elected by a majority of the Board of Directors present at any meeting at which such election is held. Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his or her office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

        Section 5.3. Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to




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appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

        Section 5.4. The Chairman of the Board. The Chairman of the Board shall be elected by the Board of Directors. He shall preside at all meetings of the Board of Directors and at all meetings of stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. He may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws.

        Section 5.5. The President. If there is no Chairman of the Board, or in the absence of the Chairman of the Board, the President shall be the chief executive officer of the Corporation. The President shall, subject to the authority of the Chairman of the Board, if there is one, have all of the powers and duties granted to and imposed upon the Chairman of the Board. The President is charged with the day to day supervision of the business, affairs and property of the Corporation.

        Section 5.6. The Vice President. At the request of the President, or in his absence or disability, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall have such other

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powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these By-laws.

        Section 5.7.    The Secretary.  The Secretary shall

                (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

                (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law;

                (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

                (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation and under its seal shall have been duly authorized;

                (e) see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

                (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock and transfer books at all reasonable times to such persons as are entitled by law to have access thereto;

                (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and





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                        (h) in general, perform all duties
                incident to the office of Secretary and have such other powers, and perform such other duties, as may from time to time be prescribed by the Board of Directors, the President or these By-laws.

                Section 5.8. Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall have such other powers, and perform such other duties, as may from time to time be prescribed by the Board of Directors, the President, the Secretary or these By-laws.

                Section 5.9.    The Treasurer.  The Treasurer shall

                        (a)  have charge of and supervision over
                and be responsible for the funds, securities, receipts and disbursements of the Corporation;

                        (b)  cause the moneys and other valuable
                effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositaries, as shall be selected in accordance with Section 8.3 or to be otherwise dealt with in such manner as the Board of Directors may direct;

                        (c)  cause the funds of the Corporation
                to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                        (d)  render to the Board of Directors or
                the President, whenever requested, a statement of the financial condition of the Corporation and of all of his or her transactions as Treasurer;

                        (e)  cause to be kept at the Corporation's
                principal office, correct books of account of all its business and

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                transactions and such duplicate books of
                account as he or she shall determine and upon application, cause such books or duplicates thereof to be exhibited to any director;

                        (f)  be empowered, from time to time, to
                require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

                        (g)  sign (unless the Secretary or an
                Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

                        (h)  in general, perform all duties
                incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President or these By-laws.

                Section 5.10. Assistant Treasurer. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the President, the Treasurer or these By-laws.

                Section 5.11. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

                Section 5.12. Removal. Any officer specifically designated in Section 5.1 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer or agent

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appointed in accordance with the provisions of Section 5.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors present at such meeting or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

        Section 5.13. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointments to such office.

        Section 5.14. Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

        Section 5.15. Bonding. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

                                   ARTICLE VI
                                Indemnification

        The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation as a director, officer, trustee, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Unless otherwise permitted by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under law. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                  ARTICLE VII
                          Execution of Instruments and
                           Deposit of Corporate Funds

        Section 7.1. Execution of Instruments Generally. The Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

        Section 7.2 Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

        Section 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

        Section 7.4. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

        Section 7.5. Proxies. Proxies to vote with respect to shares of Stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or any Vice President or by any other person thereunto authorized by the Board of Directors.

                                  ARTICLE VIII

                                     Stock

        Section 8.1. Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors. The certificates shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, if any, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 8.2. Regulations. The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issue, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.

        Section 8.3 Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars of transfers for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

                                   ARTICLE IX

                                 Corporate Seal

        The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                   ARTICLE X

                                  Fiscal Year

        The fiscal year of the Corporation shall begin on the first day of January in each year or such other day as the Board of Directors may determine by resolution.

                                   ARTICLE XI

                                   Amendments

        In addition to the provisions, if any, in the Certificate of Incorporation of the Corporation relating to amendment of the Corporation's By-laws, all By-laws of the Corporation may be amended or repealed, and new By-laws may be made, by a majority of the votes cast at any annual or special stockholders' meeting by holders of outstanding shares of stock of the Corporation entitled to vote thereon.